Exhibit 99.1

MGT Capital Files Request for Preliminary Injunction to Stop the Proposed Sale of Intel Security

DURHAM, N.C., December 15, 2016 /PRNewswire/ -- MGT Capital Investments, Inc. (OTC: MGTI) In a judicial filing with the United States District Court, Southern District of New York (the “Court”), MGT Capital requested that the Court issue a preliminary injunction (i) enjoining Intel from selling, trading, assigning, leasing or otherwise transferring any alleged rights, in whole or in part, relating to any marks, names, trade names, or entities containing the word “McAfee” until the resolution of the previously filed request for a Declaratory Judgment, and (ii) granting such further relief in Plaintiffs’ favor as may be deemed just, equitable, and proper.

As previously announced by Intel Corporation on September 7, 2016, Intel reached a definitive agreement to sell its Intel Security business (formerly called McAfee Security) to a new company jointly owned by Intel and TPG, a leading global alternative asset firm. The new business has proposed to be named McAfee, and is valued at $4.2 billion.

Prior to Intel’s announcement, on September 2, 2016, MGT and its Executive Chairman and CEO John McAfee filed a lawsuit seeking a judgment that the Company’s use of “John McAfee Global Technologies, Inc.” does not infringe upon any trademark rights of Intel Corporation or breach any agreement between the parties. Rather than wait until properly adjudicated, Intel has proceeded to enter into a transaction that appears to convey property rights it may not even own.

“It is very clear from the contractual documentation that Intel is, and has been, improperly using my name,” stated Mr. McAfee. “It is hard to believe that now they stand to receive billions of dollars for this misappropriation while simultaneously trying to avert fair competition in the market.”

A copy of the lawsuit as filed by MGT Capital is available at on the MGT website at http://content.stockpr.com/mgtci/files/docs/McAfee.complaint.pdf.

About MGT Capital Investments, Inc.

MGT Capital Investments, Inc. (OTC: MGTI) is in the process of acquiring a diverse portfolio of cyber security technologies and ramping up its Bitcoin mining operations in the state of Washington. With cyber security industry pioneer, John McAfee, at its helm, MGT Capital is positioned to address various cyber threats through advanced protection technologies for mobile and personal tech devices, including tablets and smartphones. The Company is currently in the process of acquiring D–Vasive, a provider of leading edge anti–spy software, and Demonsaw, a provider of a secure and anonymous file sharing software platform.

MGT Capital intends to change its corporate name to “John McAfee Global Technologies, Inc,” and has asserted its right to do by seeking a Declaratory Judgment in U.S. Federal Court, Southern District, NY.

For more information on the Company, please visit http://ir.stockpr.com/mgtci.

Forward–looking Statements

This press release contains forward–looking statements. The words or phrases “would be,” “will allow,” “intends to,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” or similar expressions are intended to identify “forward–looking statements.” MGT’s financial and operational results reflected above should not be construed by any means as representative of the current or future value of its common stock. All information set forth in this news release, except historical and factual information, represents forward–looking statements. This includes all statements about the Company’s plans, beliefs, estimates and expectations. These statements are based on current estimates and projections, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward–looking statements. These risks and uncertainties include issues related to: rapidly changing technology and evolving standards in the industries in which the Company and its subsidiaries operate; the ability to obtain sufficient funding to continue operations, maintain adequate cash flow, profitably exploit new business, license and sign new agreements; the unpredictable nature of consumer preferences; and other factors set forth in the Company’s most recently filed annual report and registration statement. Readers are cautioned not to place undue reliance on these forward–looking statements, which reflect management’s analysis only as of the date hereof. The Company undertakes no obligation to publicly revise these forward–looking statements to reflect events or circumstances that arise after the date hereof. Readers should carefully review the risks and uncertainties described in other documents that the Company files from time to time with the U.S. Securities and Exchange Commission.

Investor Contact

Garth Russell

Managing Director

KCSA Strategic Communications

grussell@kcsa.com

212.896.1250

Media Contact

Tiffany Madison

Director of Corporate Communications

MGT Capital Investments, Inc.

tmadison@mgtci.com

469.236.9569